SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest

Event Reported):  May 31, 2006

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-31337

DELAWARE	94-1402710
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

401 River Oaks Parkway, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 577-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                                                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)                                  On January 4, 2006, WJ Communications, Inc. (the “Company”) announced that Jan Loeber had resigned from the Company’s Board of Directors (the “Board”). As a result of his resignation, the Company had one vacancy on its Audit Committee. On January 17, 2006, the Company filed a Form 8-K reporting under Item 3.01 that on January 10, 2006 it received notification from The Nasdaq Stock Market relating to Nasdaq Marketplace Rule 4350(d)(2), which requires that the Company’s Audit Committee have three independent members as defined by Nasdaq’s rules, and noting that the Company had until the earlier of its next annual stockholders’ meeting or December 31, 2006 to appoint an additional Audit Committee member.

On May 31, 2006, the Board appointed Patrice M. Daniels as an independent director and member of its Audit Committee to fill the vacancy on the Board and the Audit Committee. The appointment of Ms. Daniels to fill the vacancy on its Audit Committee will cure the Company’s non-compliance with Nasdaq’s Marketplace Rule 4350(d)(2). The information regarding Ms. Daniels’ appointment to the Board set forth in item 5.02(d) of this current report is incorporated herein by reference.

Item 5.02.                                                                                          Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                 Dag F. Wittusen resigned as a member of the Company’s Board effective as of May 31, 2006. Mr. Wittusen, who has served on the Board since July 2003, has advised the Company that his resignation was due to personal reasons.

(d)                                 On May 31, 2006, based on the recommendation of the Company’s Corporate Governance and Nominating Committee, the Board appointed Patrice M. Daniels as an independent director to fill a vacancy on the Board. Ms. Daniels is currently Chief Operating Officer of International Education Corporation a private post-secondary education company. Prior to joining International Education Corporation in November 2005, Ms. Daniels was a partner of Onyx Capital Ventures, L.P., a private equity investment firm from it’s founding in 2001 until 2005. She previously served as Managing Director, Corporate and Leveraged Finance for CIBC World Markets and Bankers Trust Company, investment-banking firms. Ms. Daniels serves as Board Member and Audit Committee Chair of real estate services firm CB Richard Ellis Group; on the Board of Directors of printing and publishing company Cenveo and on the advisory council of the University of Chicago Graduate School of Business. Ms. Daniels holds a B.S. from the University of California, Berkeley and an M.B.A. from the University of Chicago Graduate School of Business. There was no arrangement or understanding pursuant to which Ms. Daniels was elected as a director, and there are no related party transactions between the Company and Ms. Daniels that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Daniels was also appointed to serve on the Audit Committee of the Board of Directors effective May 31, 2006. Ms. Daniels’ term is scheduled to expire at the Company’s upcoming annual stockholders’ meeting in 2006 and Ms. Daniels will be nominated for election at such meeting to serve as a director until the next annual stockholders meeting in 2007. The appointment of Ms. Daniels to fill the vacancy on its Audit Committee will cure the Company’s non-compliance with Nasdaq’s Marketplace Rule 4350(d)(2), which requires the Company to have an Audit Committee of at least three independent directors as defined by Nasdaq’s rules.

Item 7.01.                                                                                          Regulation FD Disclosure

On June 1, 2006, the Company issued a press release announcing the events described in Item 5.02 of this Form 8-K. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                                                                                          Financial Statements and Exhibits

(d) Exhibits

99.1                           Press Release dated June 1, 2006 announcing Dag F. Wittusen’s resignation from and Patrice M. Daniels’ election to the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.

By:	/s/ DAVID R. PULVINO
David R. Pulvino
Principal Accounting Officer

Dated:  June 1, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Text of Press Release dated June 1, 2006.